Exhibit 99.1

JULY 28, 2004

FOR IMMEDIATE RELEASE

For more information, contact:

Dean D. Durbin

Vertis

Chief Financial Officer

(410) 361-8367

Stephen E. Tremblay

Vertis

Senior Vice President

Finance and Treasurer

(410) 361-8352

Michelle Metter or Donovan Roche

Formula

(619) 234-0345

PO Box 17102

Baltimore, Maryland 21297

250 West Pratt Street

18th Floor

Baltimore, Maryland 21201

T 410.528.9800

F 410.528.9289

www.vertisinc.com

VERTIS, INC. ANNOUNCES SECOND QUARTER EARNINGS

Baltimore, MD (July 28, 2004) — Vertis, Inc. (“Vertis” or the “Company”), a leading provider of targeted advertising, media and marketing services, today announced results for the three and six months ended June 30, 2004.

For the quarter ended June 30, 2004, net sales were $396.9 million, $19.6 million or 5.2% above the second quarter of 2003.  For the six months ended June 30, 2004, net sales were $784.4 million, $35.8 million or 4.8% above the comparable 2003 period.  Earnings before interest, taxes, depreciation and amortization (“EBITDA”) amounted to $39.8 million in the three months ended June 30, 2004, an increase of $0.6 million, or 1.5% versus the second quarter of 2003.  EBITDA for the six months ended June 30, 2004 amounted to $80.6 million, a decrease of $1.8 million or 2.2% versus the six months ended June 30, 2003.  Excluding a $10.1 million recovery from a settlement to a legal proceeding in the first quarter of 2003, the 2004 EBITDA growth for the first six months would have been 11.5%.

Donald E. Roland, Chairman, President, and Chief Executive Officer stated, “The improving economic conditions and ongoing attention to our cost base resulted in the double-digit EBITDA growth, excluding the legal settlement, for the first six months.  Our sales and marketing teams are implementing a number of sales initiatives to drive top-line growth both with existing customers and in new markets.”

Dean D. Durbin, Chief Financial Officer commented, “In the second quarter, we implemented a restructuring program in our European segment.  Costs associated with this activity reduced our 2004 results by $1.5 million in the second quarter.  In total, our restructuring costs were $1.9 million in the second quarter and $2.8 million for the six months.  There were no restructuring charges in the first six months of 2003.  Excluding the restructuring charges in 2004 and the insurance proceeds in 2003 we would have posted year-over-year EBITDA growth of 6.4% in the second quarter and 15.4% through June 30. As a result, we finished the quarter safely within our debt covenant requirements.”

Vertis reported a net loss of $11.6 million in the second quarter of 2004 versus a net loss of $71.9 million in the second quarter of 2003.  For the six months ended June 30, 2004, Vertis had a net loss of $22.9 million as compared to $77.8 million for the six months ended June 30, 2003.  The 2003 second quarter and six month net losses include a $48.8 million non-cash tax provision to provide a valuation allowance against previously recorded deferred tax benefits related to net operating loss carryforwards.  This amount is partially offset in the six months ended June 30, 2003 by the $10.1 million benefit from the legal settlement identified above.  Excluding the valuation allowance and the income from the legal settlement, net loss for the six months ended June 30, 2004 decreased by $16.2 million or 41.4% from the comparable 2003 period.

Vertis will hold an earnings call on Thursday, July 29, 2004 at 11:00 a.m. EST to discuss its second quarter results.  The call-in number is 1-866-556-1092 (or 1-773-756-4797 for international callers), and the passcode confirmation is “VERTIS Q2”.  A recording of the call will be available for review for one week at 1-800-846-6092 (or 1-402-998-1136 for international callers).

-more-

Vertis, Inc. and Subsidiaries

Balance Sheet Data

In thousands

	June 30,	December 31,
	2004	2003
	(Unaudited)

Total current assets	$262,757	$266,576
Property, plant and equipment, net	390,347	401,820
Goodwill	356,167	353,496
Other long-term assets	122,347	125,606
Total assets	1,131,618	1,147,498

Total current liabilities (excluding current portion of long-term debt)	295,381	327,109
Long-term debt (including current portion)	1,089,267	1,051,950
Other long-term liabilities	110,522	110,637
Total liabilities	1,495,170	1,489,696

Total stockholder’s deficit	(363,552)	(342,198)
Total liabilities and stockholder’s deficit	$1,131,618	$1,147,498

Vertis, Inc. and Subsidiaries

Consolidated Statements of Operations

In thousands

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)

Net sales	$396,910	$377,348	$784,396	$748,563
Operating expenses:
Costs of production	308,890	293,073	611,265	583,279
Selling, general and administrative	45,502	43,344	88,493	90,270
Restructuring charges	1,897		2,759
Depreciation and amortization of intangibles	18,321	21,060	37,390	42,464
	374,610	357,477	739,907	716,013
Operating income	22,300	19,871	44,489	32,550
Other expenses (income):
Interest expense, net	32,760	41,044	65,477	70,797
Other, net	824	1,726	1,326	(7,386)
	33,584	42,770	66,803	63,411

Loss before income tax expense	(11,284)	(22,899)	(22,314)	(30,861)
Income tax expense	362	49,012	585	46,895
Net loss	$(11,646)	$(71,911)	$(22,899)	$(77,756)

Vertis, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

In thousands

	Six months ended June 30,
	2004	2003
	(Unaudited)

Net cash (used in) provided by operating activities	$(1,747)	$67,305

Net cash used in investing activities	(25,690)	(13,729)

Net cash provided by (used in) financing activities	34,764	(35,267)

Effect of exchange rate changes on cash	311	1,001
Net increase in cash and cash equivalents	7,638	19,310
Cash and cash equivalents at beginning of period	2,083	5,735
Cash and cash equivalents at end of period	$9,721	$25,045

Vertis, Inc. and Subsidiaries
Rollforward of Long-term Debt
(Unaudited)

In thousands

Long-term debt as of December 31, 2003			$1,051,950

Revolver activity (net borrowing)	34,308
Repayments of long-term debt	(84)
Total increase in long-term debt		34,224

Accretion of discount		1,977
Effect of foreign exchange rate fluctuation		1,116
Total change in long-term debt			37,317

Long-term debt as of June 30, 2004			$1,089,267

EBITDA Reconciliation

EBITDA represents the sum of net income (loss), net interest expense, income taxes, depreciation and amortization of intangible assets.  We present EBITDA to provide additional information regarding our performance and because it is a measure by which we gauge our profitability.  EBITDA is not a measure of financial performance in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  You should not consider it an alternative to net income as a measure of operating performance.  Our calculation of EBITDA may be different from the calculation used by other companies and therefore comparability may be limited.  The most comparable measure to EBITDA in accordance with GAAP is net income (loss).  The following table is a reconciliation of EBITDA to net loss:

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands)	2004	2003	2004	2003
	(Unaudited)		(Unaudited)

Net loss	$(11,646)	$(71,911)	$(22,899)	$(77,756)

Interest expense, net	32,760	41,044	65,477	70,797
Income tax expense	362	49,012	585	46,895
Depreciation and amortization of intangibles	18,321	21,060	37,390	42,464

EBITDA	$39,797	$39,205	$80,553	$82,400

ABOUT VERTIS

Vertis is a leading provider of targeted advertising, media, and marketing services that drive consumers to marketers more effectively.  Its comprehensive products and services range from consumer research, audience targeting, creative services, and workflow management to targeted advertising inserts, direct mail, interactive marketing, packaging solutions, and digital one-to-one marketing and fulfillment.  Headquartered in Baltimore, Md., with facilities throughout the U.S. and the U.K., Vertis combines best-in-class technology, creative resources and innovative production to serve the targeted marketing needs of companies worldwide.

To learn more about Vertis, visit www.vertisinc.com.

This release and the conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In the call, the words “believes, “anticipates, “expects, “estimates, “plans, “intends” and similar expressions are intended to identify forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that may cause these differences include fluctuations in the cost of raw materials we use, changes in the advertising, marketing and information services markets, the financial condition of our customers, actions by our competitors, changes in the legal or regulatory environment, general economic and business conditions in the U.S. and other countries, and changes in interest and foreign currency exchange rates.

Consequently, you should consider any such forward-looking statements only as our current plans, estimates and beliefs. Even if those plans, estimates or beliefs change because of future events or circumstances, we decline any obligation to publicly update or revise any such forward-looking statements.

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